ADDENDUM TO LEASE
                                -----------------

Pursuant to the Lease dated May 31, 2000 between 1045 Howe Street Holdings Ltd. (the "Landlord") and Milinx Business Services, Inc. (the "Tenant") it is hereby agreed and understood that Schedule "H" shall be amended as follows:


The location of the Tenant's Generator Unit shall be as shown in the location outlined in heavy black area on the second floor lane level parking area of the Building shown below ("Generator Area"). It is agreed that the Tenant shall be responsible for the installation, operation and maintenance of the Generator Unit and shall, upon expiration of this lease, return the Generator Area to its original condition upon request by the Landlord. It is agreed that the monthly rental for the Generator Area shall be $500 + GST througout the Term.

We hereby agree to the above.


1045 Howe Street Holdings, LTD.

Per:        /s/                           Date:  October 2, 2000
    ----------------------------                 ------------------
    (Authorized Signatory)


MILINX BUSINESS SERVICES, INC.

Per: /s/   CFO                           Date:      10/2/00
   ----------------------------                 ------------------
    (Authorized Signatory)

                             SUBLEASE AND CONSENT

THIS SUBLEASE AND CONSENT ("Sublease") Is made as of the 1 day of April 2000, by and ------ between Butcher& Williams, P.S. ----------------------- ("Tenant"),
having an address at 1001 Fourth Avenue ------------------ Suite 3827 ---------------------------------------------------- Seattle, WA 98154
-----------------------------------------------------------    Milinx   Business
Grout),                                                                     Inc.
----------------------------------------------------------------------
("Sublessee"), having an address at 1001 Fourth Avenue Suite 3827 Seattle, WA 98154 Seafc, Inc. ("Landlord"), having an address at 1001 Fourth Avenue
------------------                           Suite                          3615
----------------------------------------------------     Seattle,    WA    98154
-----------------------------------------------------------  A.  Landlord or its
predecessor in interest, and Tenant or its predecessor in interest, have heretofore entered into that certain lease dated April 221997 for premises (the "Premises") described as. Suite(s), or Room(s) 3827 initially containing approximately ~,706square feet in the property (the "Building") known as 1001 Fourth Avenue PlaZ2-located at 1001 Fourth Avenue, Seattle, WA, 98154 which lease has heretofore been amended or assigned by instruments dated; Januar~ 23, 1996 (collectively, the "Master Lease"). B. Sublessee desires to obtain space in the Building, Tenant desires to sublease space to Sublessee, and Landlord is willing to approve the Same, @11 on the terms and conditions hereinafter set forth. NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows: 1. Tenant shall sublease to Sublessee and Sublessee shall sublease from Tenant approximately 150, rentable square feet of the Premises, as more fuily described in Exhjbit~'W' attached hereto (the "Sublease I _~Prernrises"), together with nonexclusive righis to use the conference room, reception and coov room.' 2. The term of this Sublease shall commence on April 1, 2000, (the "Commencement Date") and terminate on March 31, 2001 (the "Expiration Date"), unless sooner terminated, subject to Section 9, below. 3. Sublessee shall pay Tenant as basic rent One Thousand and 00/100 Dollars ($11_000.00 )per month, in advance on the first day of each month, commencing on Acrill,2000 and continuing each month thereafter during the term of this Sublease, and Sublessee shall pay ail other sums due as additional rental under the provisions of the Master Lease on the basic rental payment due date first occurring after the additional rental payment arises. Any such additional rental obligations shall be prorated based on the ratio of -F-the rentable square footage of the Sublease Premises to the rentable square footage of the Premises.- 4. Tenant hereby acknowledges receipt of 'he sum of n/a Dollars ($0.00) as a security deposit for the full and faithful performance of each and every provision of this Sublease to be performed by Subiessee. If Sublessee shall fully and faithfully perform every provision of this Sublease to be per-formed by Sublessee, said Security Deposit shall be reassign6d to Sublessee at 'he expiration of the term of this Sublease. It is understood by the parties hereto that Tenant shall not be required to keep said Security Deposit separate from its funds and Sublessee shall not be entitled to any interest on the Security Deposit. ~-. Sublessee shall perform and observe the terms and conditions to be performed on the part of Tenant under the provisions of the Master Lease, except for the payment of rent, and shall indemnify Tenant and Landlord against all claims, damages, costs and expenses arising out of Sublessee's failure to perform or observe any such terms or conditions, subject however to all the express terms and conditions of this Sublease. If Sublessee shall default hereunder and not cure within the times permitted for cure of such default under the Master Lease, Tenant shall have all remedies against Sublessee provided for Landlord under the Master Lease, and if such default shall constitute a default under the Master Lease, Landlord shall have all remedies available to Landlord thereunder. S. This Sublease shall be of no force or effect unless and until executed and delivered by ail parties hereto. No provision of this Sublease may be amended except in writing signed by all parties hereto or eir successors. By execution hereof, Tenant ratifies the Master Lease and Sublessee acknowl d e Iges that/ has rece edi~., Ys complete and correct copy of the Master Lease and is familiar with the terms th ereof. 7. Neither the Master Lease, nor this Sublease shall be deemed to grant Subl:/.,Ie ~Vght, whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises (as defined in the Sublease) shall be solely against Tenant. ffIN2ERT: Subicssec shall also pay for its proportionate use of office equipment and supplies. S S -* NSERT: Sublessce shall not have access to the attorneys' offices or clienr files. EXHIBfTJ ZOO'd dZE:ZO OO/ZT/OT T009 TLS Toe saD!^_taS aie_todAo3

[GRAPHIC OMITTED]
[GRAPHIC OMITTED]
                         211- A,






SUBLEASE AND CONSENT THJS SUBLEASE AND CONSENT ("Sublease") Is made as of the 1 day of April 2000, by and ------ between Butcher& Williams, P.S. ----------------------- (`Tenant"), having an address at 1001 Fourth Avenue
------------------                           Suite                          3827
----------------------------------------------------     Seattle,    WA    98154
-----------------------------------------------------------    Milinx   Business
Grout),                                                                     Inc.
----------------------------------------------------------------------
("Sublessee"), having an address at 100 1 Fourth Avenue ------------------- Seafc, Inc. ("Landlord"), having an address at 1001 Fourth Avenue Suite 3615 Seattle, WA 98154 A. Landlord or its predecessor in interest, and Tenant or its predecessor in interest, have heretofore entered into that certain lease dated April 221997 for premises (the "Premises") described as Suite(s), or Room(s) 3827 initially containing approximately ~706square feet in the property (the "Building") known as 1001 Fourth Avenue PlaZ2-located at 1001 Fourth Avenue, Seattle, WA, 98154 which lease has heretofore been amended or assigned by instruments dated; January 23, 1996 (collectively, the "Master Lease"). B. Sublessee desires to obtain space in the Building, Tenant desires to sublease space to Sublessee, and Landlord is willing to approve the same, @11 on the terms and conditions hereinafter set forth. NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows: 1. Tenant shall sublease to Sublessee and Sublessee shall sublease from Tenant approximately 150, rentable square feet of the Premises, as more fully described in Exhjbit~'W' attached 'hereto (the "Sublease F-,_~Prernises"), together with nonexclusive rights to use the conference room, reception and coov room.* 2. The term of this Sublease shall commence on April 1, 2000, (the "Commencement Date") and terminate on March 31, 2001 (the "Expiration Date"), unless sooner terminated, subject to Section 9, below. 3. Sublessee shall pay Tenant as basic rent One Thousand and 00/100 Dollars ($11_000.00 )per month, in advance on the first day of each month, commencing on Aorill,2000 and continuing each month thereafter during the term of this Sublease, and Sublessee shall pay ail other sums due as additional rental under the provisions of the Master Lease on the basic rental payment due date first occurring after the additional rental payment arises. Any such additional rental obligations shall be prorated based on the ratio of -F-the rentable square footage of the Sublease Premises to the rentable square footage of the Premises.- 4. Tenant hereby acknowledges receipt of 'he sum of n/a Dollars ($0.00) as a security deposit for the full and faithful performance of each and every provision of this Subleas~ 'to be performed by Subiessee, If Subjessee shall fully and faithfully perform every provision of this Sublease to be per-formed by Sublessee, said Security Deposit shall be reassign6d to Sublessee at 'he expiration of the term of this Sublease. It is understood by the parties hereto that Tenant shall not be required to keep said Security Deposit separate from its funds and Sublessee shall not be entitled to any interest on the Security Deposit. ~-. Sublessee shall perform and observe the terms and conditions to be per-formed on the part of Tenant under the provisions of the Master Lease, except for the payment of rent, and shall Indemnify Tenant and Landlord against all claims, damages, costs and expenses arising out of Sublessee's failure to perform or observe any such terms or conditions, subject however to all the express terms and conditions of this Sublease. If Sublessee shall default hereunder and not cure within the times permitted for cure of such default under the Master Lease, Tenant shall have all remedles against Sublessee provided for Landlord under the Master Lease, and if such default shall constitute a default under the Master Lease, Landlord shall have all remedies available to Landlord thereunder. 6. This Sublease shall be of no force or effect unless and until executed and delivered by ail parties hereto. No provision of this Sublease may be amended except in writing signed by all parties hereto or eir successors. By execution hereof, Tenant ratifies the Master Lease and Sublessee acknowl d e Iges that/ has rece ed,~., Ys complete and correct copy of the Master Lease and is familiar with the terms th ereof. 7. Neither the Master Lease, nor this Sublease shall be deemed to grant Subl:/-I_-~Y ~rght, whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises (as defined in the Sublease) shall be solely against Tenant. EINSERT: Subicssec shall also pay for its propordonatc use of office equipment and supplies. S S *INSERT: Sublessce shall not have access to the attorneys' offices or clienr file's. EXHIBfTJ ZOO ' d dZ6:7-0 OO/ZT/OT T009 TLS Toe saD! ^_taSa4.e_tod_io3

8. This Sublease shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Sublease change, modify or amend the Master Lease in any manner. In particular, without prejudice to the generality of the foregoing, this Sublease shall not absolve Tenant from the requirement set forth in the Master Lease that Tenant obtain Landlord's prior written approval ther subleases. .J for any fur

 ...................  ...  9. (a) In the event of Master  Lease  Termination  (as hereinafter defined) prior to the termination of this Sublease, at Landlord's option, Sublessee agrees to aftorn to Landlord and to recognize Landlord as Sublessee's landlord under this Sublease, upon the terms and conditions and at the rental rate specified in this Sublease, and for the then remaining term of this Sublease, except that Landlord shall not be bound by any provision of this
Sublease  which  in  any  way  increases   Landlord's  duties,   obligations  or
liabilities to Sublessee beyond those owed to Tenant under the Master Lease. Sublessee agrees to execute and deliver at any time and from time to time, upon the request of Landlord, any instruments which may be necessary or appropriate to evidence such attomment. Landlord shall not (I) be liable to Sublessee for any act, omission or breach of this Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant, or (iv) be iL "I "AR.bound to honor any rights of Subiessee in any security deposit made with Tenant except to the extent Tenant has turned over such securi-ty deposit to Landlord. Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposits, rent or other sums then held byTenant.

(b) "Master Lease Termination" means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expire, be cancelled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease of any of the tenns or provisions thereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (3) the termination of Tenant's lea5ehold estate by dispossession proceeding or otherwise.

(c) In the event of attornment hereunder, Landlord's liability shall be limited to matters arising during Landlord's ownership of the Building, and in the--event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully 2SSUmed and be liable for all obligations under this Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Tenant shall attorn to such other party, and Landlord (or such successor owner) shalt, from and after the date of ty convevance, be free of all liabilities and obligations hereunder not then incurred. The liab of Landlord to Sublessee for any default by Landlord under this Sublease after such attornment, or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership), or individual trustee or beneficiary (If Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Sublease.

10. In addition to Landlord's rights under Section 9 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee ail sums due or payable to Tenant by Subiessee pursuant to this Sublease, and upon receipt of Landlord's notice, e d T ant Sublessee shall thereafter pay Landlord any sums becoming due or payable under this Subleas , an en shall receive from Landlord a corresponding credit *,or such sums against any and all payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under this Sublease, nor shall such event impose upon Landlord the duty or obligation to honor this Sublease, nor subsequently to accept Sublessee's aittornment pursuant to Section 9 (a) hereof.

11. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to. be in breacn of *he Master Lease. Any such act or omission shall also constitute a breach of this Sublease entitling Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant. If the Master Lease requires the payment of percentage rent, based on a percentage of gross sales or other sales in or from the Premises, Sublessee shall ;1: comply with all provisions of. the Master Lease respecting the same, including without limitation, all requirements conceming the keeping of books, records, and other items, and reporting of gross sales to Landlord. In such case, Sublessee's sales shall be included In Tenant's gross sales for purposes of computing Tenant's percentage rent obligations under the Master Lease.

12. In the event of any litigation between the parties hereto with respect to the subiect matter hereof, the unsuccessful party agrees to pay to the successful party all costs, expenses and reasonable attorneys fee I U incurred therein by the successf I party, which shall be included as a part of a judgment rendered therein.

~J'i I I, 13. This Sublease shall be binding upon and inure to the benefit of the parties' respective successors and assigns, subject at all times, to all agreements and restrictions contained in the Master Lease, and herein, with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire P7 understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. This Sublease may be amended only in writing, signed by all parties hereto. W, 14. Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt recuested, addressed to the parties at the addresses set forth above. Any party may change its address for notice by giving notice in the manner hereinabove provided. 15. In order to help reimburse Landlord's legal and administrative expenses in reviewing this Sublease, Tenant shall have paid before or contemporaneously with its submission hereof for Landlord's review the non refundable amount of Three Hundred and no/100 Dollars ($300,00) (the "Submission Fee"). Landlord's r acceptance of such Submission Fee shall impose no duty or obligation upon Landlord to consent to the transaction contemplated herein nor to execute this Sublease. in the event that the foregoing Submission Fee has not been submitted before or contemporaneously with this Sublease, it shall become due as an additional rental obligation under the Master Lease, payable upon demand by Landlord, and shall become the joint and several obligation at the Tenant, and in the event this Sublease is executed by Landlord, of Sublessee. Tenant shall also promptly pay Landlord any share of subleasing premiums or profits, or other items, required under the Master Lease in connection with sublease approvals. 16. Notwithstanding anything to the contrary set forth herein or elsewhere. if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, then Landlord may at any time hereafter declare all of its agreements in this Sublease to be null and void and of no force and effect unless and until Landlord receives a counterpart of this Sublease indicating the approval thereof by any and ail such guarantor(s) and theirspouses. 17- Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys' fees, incurred as a result of a ciaim by any person or entity (i) that it is entitled to a commission, finders fee or like payment in connection with this Sublease or 0i) relating to or arising out of this Sublease or any related agreement or dealings.

'r 18. Tenant agrees to hold any and all payments due under this Sublease as a trust fund to be applied first te the satisfaction of ail of Tenant's obligations under the Master Lease and hereunder, before using any par, thereof for any other purpose.

19. Sublessee has insoected the Sublease  Premises and agrees to accept the same a is' without any ...............agreements,  representations, understandings or obligations on the part of Tenant to perform any alterations, r improvements except as expressly provided in any separate agreement that may be signed by the repairs c parties in connection herewith. Any construction, alterations or improvements made to the Sublease Premises by Sublessee shall be subject to Tenant's and Landlord's prior written approvalincluding without limitation, approval of the plans, specifications, contractors and subcontractors therefor, and all applicable terms and conditions of the Lease relating to construction, alterations or improvements of the Premises, and such other reasonable requirements or conditions as Tenant or Landlord may impose. During any period that Sublessee shall be permitted to enter the Sublease Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Sublessee shall comply withall terms and provisions of this Sublease, except those provisions requiring payment of rentals. If
Sublesseeshall be permitted to enter the Sublease Premises prior to the Commencement Date for the purpose of occur) ing the same, rentals shall y -Q commence on such date; if Sublessee shall commence occupying only a portion of the Sublease Premises prior to the Commencement Date, rentals shall be prorated based on the number of rentabie square feet occupied by. Sublessee.

The Commencement Date shall be delayed and rentals from Sublessee to Tenant hereunder shall be abated with the extent that Tenant fails: (I) to substantially complete any improvements to the Sublease Premises required to be performed by Tenant under any separate agreement signed by both parties and approved by Landlord in connection herewith, or (ii) to deliver possession of the Sublease Premises for any other reason, including but not limited to holding over by prior occupants, except to the extent that Subiessee, contractors, agents or employees in any way contribute to either such failures. If Tenant so fails for a ninety J (90) day initial grace period, or such additional time as may be necessary due to strikes, acts of God, shortages of labor or materials, governmental requirements, acts or omissions of Sublessee, its contractors, agents or employees, or other causes beyond Tenant's reasonable control, Subiessee shall have the right to terminate this Sublease by written notice to Tenant any time thereafter up until Tenant substantlaily comoletes any such improvements and delivers the Sublease Premises to Sublessee. Any such celay in the Commencement Date shall not subject Tenant (or Landlord) to any liability for any loss or damage resulting therefrom, and Sublessee's sole remedy with respect thereto shall be the abatement of rentals and right to 3

[GRAPHIC OMITTED]

terminate this Sublease described above. Upon any such termination, Tenant and Sublessee shall be entire[v relieved of their obligations hereunder, and any Security Deposit and rentals shall be returned to Sublessee. if the Commencement Date is delayed, the Expiration Date shall not be similarly extended, unless the parties expressly agree in writing.

IN WITNESS WHEREOF, the following parties have executed this Sublease as of the date first written above:

                                                                            S.
                                TENANT: BUTCHER& WILLIAMS,,

                                By~

                                Name Typed:
                                                   6, L

                                Title:

                                SUBLESSEE: M INX BUSINESS GROUP, INC.


                                By:

                                Name Typed:

                                Title:

                                LANDLORD: SEAFO, INC., a Delaware corporation

                                By:

                                Name Typed:



                                                                            4

                            LANDLORD ACKNOWLEDGMENT

                         STATE OF NEW YORK
                                                    )ss.:
                         COUNTY OF I     NC

I certify that I know or have satisfactory evidence that \),k Is the person who appeared before me, and said Person acknowledged that (h~is= I trument, on oath stated that (heishe) was authorized to execute the instrument and acknowledged It as 1he \,),t of Seafo, Inc. to be the free and voluntary act of 7,~ I- such party for the uses and 11 ses mentioned in the ----------------- instrument,
Dated: q 4) -Vork -cfNefw Notary Public In and for the State DEBRA D. MILONE iseal or stamp) Notary Public, State of New York Name Printed: No. 41-4704816 Qualified In Dutchess County My commission expires: Ceittificate Hed in New York Countli Commission Exoires TENANT ACKNOWLEDGMENTS 'J. Individual i STATE OF: nyik ss.: COUNTY OF: Notary Public In and for the County and State aforesaid, do hereby certify that 'I., the u as he uk-1 j, personally known to me to be the same person whose name Is subscribed to the foregoing in9ftirrient, a&e1red bet me this day In person and acknowledged that (halshia) signed the said instrument as his/her free and voluntary act, for the use and purposes therein set forth. GIVENunder y hand and official sea] this _dayof 19- p.. jJ I Notary Public

                                  Name Printed:

                             My commission expires:
                                CORPORATION STATE
                                       OF:
COUNTY OF: f -Notary Pub for the said County On this the dav lo,,. bet re meIi dt a2Vjq0d In and 4a, -4o I to ak k mentsfly eKnown to me to in id o ake ad nowTedd a P~T, - - / t the A r of _,4i:*)e of the corporations deschtied in (he the forejoing instrum6nt, and acknowledged thallas' such officer, being authorized so to doishd) executed the foregoing instrument n behalf of said corporation by subscribing the name of if by himself;herself his/her free and 6, 0 as suco officer, as voluntary act, and as the free and voluntary act of saic uses and th Tora an P P.MesGrain on IN WITNESS WHEREOF. I hereunto set my

                                                                   Notary Public
ze, Name Printed: My commission expires: iO IP S TATE OF: COUNTY OF: On this the day of I 9_ before me a Notary Public duly authorized In and for the said County in the State aforesaid to take acknowledgments personally appeared known to me to a general partner of a partnership known as one of the partnerships described in the foregoing Instrument, and acknowledged that being authorized so to do, (he,`she) executed the foregoing Instrument on behalf of said partnership by subscribing the name of said partnership by himself/herself, as such general partner, as horlher free and voluntary act, and as the free and voluntary act of said partnership, for the uses and purposes therein set forth. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Puo~ic Name Printed: 7 My commission eXDires:









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SUBLESSEE   ACKNOWLEDGMENTS   Individual   STATE  OF:  COUNTY  OF:  -:4  1.  the
undersigned, asNotary Public in and for the County and State aforesaid, do hereby certify that personally known to me to he the same person whose name Is subscribed to the foregoing instrument. appeared before me this day In person and acknowledged that (helshe) signed the said Instrument as his/her free and voluntary act, for the uses and purposes therein set forth. GIVEN under my hand and official seal this day of Notarv Public Name Pnnted: My commission expires:
CORPORATION STATE OF: ss.: -Y OF: COUNT On this the day of t!~__o before me a ary Public d I and for the said County lt.~taM nkledents perso~a in the StategagreS2i e ack I appeare known to me to A ow V4~ - D6 of the corporations described In 01, 3gc(ng instrument, and acknowledged t t as such Wwae,44ng authorized so toelshe) executed the foregoing instrument on behalf of said corporation by subscribing the naVy *&"Xraflon by himself/herself as such officer, as his/her free and voluntary act. and as the free and voluntaN act of sffl' pqp?qe th re, -f9ft uses and s e in, orth. dq= IN WITNESS WHEREOF, I hereunto set tZ -K
Notary  Public &I'l OtA Name  Printed:  00 13' 0-0 '0* My  commission  expir es:
PARTNERSHIP  STATE OF:  ~A  COUNTY  OF: On this the day of 19 before me a Notary
Public: duiy autnonzed in and for the said Counry in the State aforesaid to take acknowledgments personally appeared known to one of the parinersnims me to a
general  partner  of  a  partnership   known  as  ciescribed  in  the  foregoing
instrument, and acknowledged that being authorized so to do. (he/she) executed the foregoing Instrument 4- on banalf of said pannershir) by subscribing the name of said partnership * himself/herself, as such general partner, as her/her fr e and voluntary act. and as th free and voluntary act of said partnershiti, for the uses and purposes therein set forth. IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                   Notary Public
Name Printed: My commission expires:








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                                   EXHIBIT A
             Tenant to attach floor plan showing Sublease Premises